Exhibit 99.2

Volume 3, Issue 7 Highwater Ethanol, LLC December 2010 Investor Update We now have a complete a full year of production! In my opinion you are to be commended for being a part of a successful new venture. Our mission statement was to build and operate a profitable ethanol plant and I believe we have succeeded. Congratulations! The plant continues to run efficiently. The new corn crop with its higher test weight, lower moisture, and better condition has made it easier for our production staff to produce more ethanol per bushel of corn. I think they are doing a great job of optimizing production while controlling input cost. We had our scheduled shut-down in October to conduct normal maintenance of the plant. The shut-down was scheduled to last four days but our production staff managed to finish a day early, which means an extra day of production. Management is continuing to review all of our contracts with our marketers. suppliers, and vendors to assure Highwater Ethanol's continued success. This past fall each of you received a letter concerning our loan agreement with our lender explaining that although we are current on all payments, we failed to meet a few loan covenants that were established at the time of our original loan agreement. We are currently working cooperatively with our lender to establish more realistic bench marks that reflect the From the Board Chair... ethanol industry today. In my opinion this process is moving along well. Thank you to all who called in order to get a better understanding of what the letter meant and what this situation means for the future of Highwater. We believe in operating with transparency to our shareholders. After all you are the owners and it is our job to represent you and work to achieve a return on your investment. In previous newsletters, I have talked about the increase in blend rate for unleaded gasoline from E-10 to E-15. I believe we have experienced a partial victory because the EPA approved an E- 15 blend rate for newer cars. Eventually I believe the higher blend rate will be approved for all vehicles. However, for now I fear that the approval of a higher blend rate only for newer cars may send a negative message to consumers. Consumers may conclude that ethanol is in some way harmful to use in their vehicles. I also believe that the fuel vs. food debate will be revisited. Again, it falls on each of us to continue to educate consumers and to encourage the use of ethanol. Sincerely, David Moldan Highwater Ethanol Chairman Check for updates and future newsletters on our website: www.highwaterethanol.com Contact Information: 24500 US HWY 14 PO Box 96 Lamberton, MN 56152 Phone: 507.752.6160 Toll Free: 888.667.3385 Fax: 507.752.6162 E-mail: info@highwaterethanol.com

PAGE 2 HIGHWATER ETHANOL, LLC VOLUME 3, ISSUE 7 Highwater Ethanol Highlights from your CEO/GM Happy Holidays from Highwater Ethanol, LLC!! As I write this for our Fall/Winter 2010 newsletter we have completed our 16th month of operations at Highwater Ethanol, LLC. I can say it has been a challenging year as we have had quite a ride flowing with the commodity markets. Highwater Ethanol, LLC’s 2010 fiscal year was November 1st, 2009 – October 31st, 2010. During this period we received approximately 19,133,696 million bushels of corn and produced approximately 54,446,670 million gallons of denatured ethanol. We also produced approximately 142,003 tons of DDGS. Our ethanol production exceeded our projected ethanol production and our actual DDGS production was close to our projected production for DDGS. We believe our performance will remain stable in the coming year, with a slight decrease in corn ground and a slight increase in DDGS production. In our opinion, the quality of corn from this past harvest season may allow us to experience an increase in gallons of ethanol and tons of DDGS produced per bushel of corn. Thank you to all of the farmers out there for raising a good quality corn crop this year. A letter was sent in September 2010 to all of our investor owners in regards to our lack of compliance with our loan covenants. We continue to work with our lead lender, First National Bank of Omaha on a resolution. We believe this should be accomplished in the near future. Highwater Ethanol remains current on all debt payments and all payments to our vendors. As all of you know, we are unable to release any preliminary financial information prior to filing our 10-K for our fiscal year end 2010. I will tell you that Highwater Ethanol had a profitable 2010 fiscal year and with that being said our focus remains on debt reduction. We believe this focus will allow Highwater Ethanol to remain competitive for years to come. As I have stated in prior newsletters the ethanol industry is a maturing industry and will continue to have its growing pains. We at Highwater Ethanol, LLC are doing our best to ensure that we are ready for whatever the future may bring. Is E12 or E15 coming soon? Highwater Ethanol supports the move from an E10 blend to an E15 blend or something in between as we believe the ethanol industry can respond to meeting a higher blend rate. In our opinion a higher blend rate goes well with the Federal Government’s thoughts on increased energy security, creating U.S. Jobs, reduced transportation costs to everyday Americans, and improving the environment by displacing gasoline with low- carbon ethanol. Will a higher blend rate be in place soon? We expect, the focus will turn from the approval of an increased blend rate to the infrastructure for blend pumps across the United States. If you have a blend pump near you we encourage you to try a higher blend of ethanol. We believe it is up to us to promote the ethanol industry through use of our product. Give it a try! We encourage you to contact your government representatives and ask them to continue to support ethanol through the approval of higher blend rates and the extension of the VEETC ethanol tax credit because resolution of issues is necessary to permit the industry to continue to move forward in supplying this nation with a dependable source of renewable energy. In time we believe the ethanol industry will mature to a point where the VEETC ethanol tax credit is not needed, however the ethanol industry has not yet reached this point. We believe it starts at the local level; your representatives do want to hear from you. Our Mission Statement: To successfully build and operate an ethanol facility, which will be profitable to our investor owners, while contributing to the economic growth in the region. Every time the Board of Governors meets this mission statement is in front of them, and it remains a focus of your management team. We will do our BEST to make our member owners proud of Highwater Ethanol, LLC. PLEASE MARK YOUR CALENDARS! The Highwater Ethanol, LLC annual meeting has been set for Friday, March 4, 2010 starting at 9:30 a.m., registration will start at 8:30 a.m. The meeting will be held at the Lamberton Legion, Lamberton, MN. The annual report, proxy statement and financial information will be sent out prior to the annual meeting sometime in early February 2011. Please make sure that you take time to return your proxy card as we have to meet a threshold number of proxy cards and votes in order to conduct business at the annual meeting. Please return your proxy card even if you cannot attend the annual meeting. Our management team consists of Mark Peterson, CFO, Mark Palmer, Plant Manager, Tom Streifel, Risk/Commodity Manager, Matt Lenning, Operations Manager, Dan Thompson, Maintenance Manager, Lisa Landkammer, Lab Manager, and Dan Dahl, Environmental, Health & Safety Manager. The majority of our management team comes with excellent experience in the ethanol industry. I believe we have positioned our team to be successful in the ethanol industry. From our Board of Governors and the employees at Highwater Ethanol, LLC we wish everyone a Happy Holiday Season! We will take care of the present as we focus on the FUTURE! Brian Kletscher

Highwater Ethanol, LLC Board Elections In the upcoming elections to be held in conjunction with Highwater Ethanol annual meeting on Friday, March 4th, 2011 you will have the opportunity to vote on the election of three {3} Board of Governor positions. The Governors whose term will be expiring are David Moldan, Tim Vanderwal and Rex Roehl. All members may nominate candidates for Governor. In order to nominate a candidate for Governor, please complete, sign, date, and deliver the nominee questionnaire and Nomination Petition to Highwater Ethanol, LLC, 24500 U.S. Highway 14, Lamberton, MN 56152. Nominations must be received by 5:00 CST on January 18, 2010; however, members are encouraged to submit nominations as soon as possible. To obtain a copy of the nominee questionnaire go to the Highwater Ethanol website at www.highwaterethanol.com or contact the Highwater Ethanol office at 507-752-6160 to request a copy. Information for nomination to the Board of Governors will be available on December 15th, 2010, please either call Highwater Ethanol office at 507-752-6160 or visit with Teresa or Brian. Information will also be available on our web site at www.highwaterethanol.com Highwater Ethanol’s Nominating Committee will begin reviewing Governor nominations starting on December 15th, 2010. The Nominating Committee will screen all nominees and may request that a nominee come in for an interview. Other Highwater Ethanol, LLC Business via proxy. Please take the time to read and review the Highwater Ethanol, LLC proxy statement that you will receive in the mail in early February 2011 and return your proxy card. You are encouraged to call if you have questions, and PLEASE take the time to vote. PAGE 3 HIGHWATER ETHANOL, LLC VOLUME 3, ISSUE 7 The Financial Side of Things I hope everyone had an enjoyable fall. The accounting department is gearing up for yearend. This includes making sure that we have all your correct information for preparing your tax documents in a timely manner. Do you have a new mailing address, phone number, email address or have you done some estate planning that could affect your shares with Highwater Ethanol, if so please contact us to update your information. Please note that some processes including unit transfers take time to process and must be approved by the board of governors so please do not hesitate to start to the process. Tax information will be handled similar to last year. A tax estimate letter is included with this newsletter. Your actual tax document (K1) is planned to be mailed by the end of January as we did last year. In closing, please make sure to forward any updated contact information or changes to us so all documentation arrives in a timely manner and can be processed. Now is the time to ask any questions while we have time to make your needed changes. Sincerely, Mark Peterson, CFO

Commodity Talk with Tom Streifel Ethanol is back in the political arena Congress is back for its lame duck session and one of the topics is what to do with the ethanol blender’s tax credit. There has been much debate over whether to extend it or not, with some groups against extending the tax credit. Once again we have seen the food vs. fuel debate surface. One of the concerns expressed by groups was rising commodity prices. However, commodity prices are on the rise for several reasons, with one being speculative money buying into commodities as an inflation hedge. Secondly, global commodity supplies have tightened, which is mostly a function of poor crops in some key areas, such as Russia as well as sky rocketing demand, mostly from Pacific Rim countries. In my opinion if the world needs more supply, then higher prices are necessary to promote increased production. The US continues to export record amounts of soybeans while corn and wheat exports are maintaining at or above historical averages. Thus, US farmers have maintained their role of being the world’s largest exporter of grains and oilseeds while also producing grains and oil seeds for use in renewable energy. I believe that globally commodity prices need to rise to inspire producers to expand and/or adopt the farming practices and technologies employed by the US farmer. On the US side, the nation’s corn yield came in approximately ten bushels per acre less than what was expected in mid summer. Consequently, US corn carryout projections are approximately half of last year’s levels. Soybean stocks have declined as well in part due to huge buying from China. US soybean exports are up 50% vs. levels of a decade ago. In my opinion, the tight commodity stocks, weak US dollar and corresponding strong demand base and need to increase production next year sets up the markets for another volatile year. The potential exists to see commodity prices repeat the spring of 2008, but before anyone panics and draws the wrong conclusion from that; I believe commodity risk managers are better prepared, more disciplined and armed with greater tools to counter the challenges that lie ahead vs. the radical reactions seen in 2008. Happy holidays and best wishes for 2011. PAGE 4 HIGHWATER ETHANOL, LLC VOLUME 3, ISSUE 7 Answering Ethanol Attacks That “Just Ain’t So” As stated above in Tom’s article, as Congress discusses renewable fuels tax credits, the food vs. fuel debate is being renewed. Bob Dinneen, President & CEO of the Renewable Fuels Association has written an article which includes five facts which can be used to support the use of ethanol and renewable fuels. Reprinted with permission from Bob Dinneen—President & CEO, Renewable Fuels Association. Posted on: December 9, 2010 (www.ethanolrfa.org/pages/author/bob-dinneen-president-and-ceo/) Fact #1: American ethanol is the only alternative to imported oil. America should invest in wind power, solar power, and other alternative energy sources. But they can’t fuel almost all cars and trucks. Fact #2: Ethanol offers lots more energy than it takes to produce. In fact, an analysis released by the US Department of Agriculture in June 2010 concluded that one unit of fossil energy used in the corn ethanol production process results in 2.3 units of energy in the form of ethanol. In fact, producing gasoline takes much Continued on Page 5

This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission (“SEC”). Changes in our business strategy, capital improvements or development plans; Changes in plant production capacity or technical difficulties in operating the plant; Changes in the environmental regulations that apply to our plant site and operations; Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries; Changes in the availability and price of natural gas and corn, and the market for ethanol and distillers grains; Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives); Overcapacity within the ethanol industry; Changes and advances in ethanol production technology; Competition in the ethanol industry and from alternative fuel additives; Lack of transportation, storage and blending infrastructure preventing ethanol from reaching high demand markets; Volatile commodity and financial markets; and the results of our hedging transactions and other risk management strategies. Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements. PAGE 5 HIGHWATER ETHANOL, LLC VOLUME 3, ISSUE 7 Highwater Ethanol is Going Green Would you like to receive future newsletters? If so please provide us with your e-mail address so we can put you on our e-mail mailing list. We are trying to reduce our footprint on the environment and reduce costs so we are asking our investors to provide us with your e-mail addresses so we can keep you updated with our latest newsletters electronically. Please e-mail us at info@highwaterethanol.com and request to be put on our e-mail list. If you do not have access to e-mail and would like a paper copy of the newsletter mailed each time please contact our office at 1-888-667-3385. more petroleum than producing ethanol. Researchers at the Department of Energy’s Argonne National Laboratory found that it takes 1.23 unites of fossil energy to produce one unit of energy in the form of gasoline. Inother words, it’s gasoline – not ethanol – that has the negative energy balance. Fact #3: of course, American ethanol reduces demand for imported oil. Every 100 million gallons of US ethanol eliminates 3.5 million barrels of crude oil imports. This year, ethanol production is likely to approach 13 billion gallons. This will reduce the demand for imported oil by about 455 million barrels. That’s about as much oil as we import from Venezuela every year. Fact #4: Ethanol has little impact, if any, on consumer food prices. As a study in 2008 by the US Departments of Energy and Agriculture concluded: “current biofuels-related feedstock demand plays only a small role in global food supply and pricing.” More recently, the World Bank found” the effect of biofuels on food prices has not been as large as originally thought” That’s why, while the US is producing record amounts of ethanol, food inflation is at its lowest level in 18 years. Fact #5: Clean-burning American ethanol is good for the environment. In fact, a recent study published in Yale University’s Journal of Industrial Ecology found that green house gas emissions from the ethanol are “... equivalent to a 48% to 59% reduction compared to gasoline, a twofold to threefold greater reduction that reported in previous studies. Continued from Page 4

HIGHWATER ETHANOL, LLC
24500 US HIGHWAY 14
PO BOX 96
LAMBERTON MN 56152

Important Tax Information Enclosed


Tax Time



Happy Holidays from the Highwater Ethanol Board of Directors, Management and Staff



Highwater Ethanol, LLC
Annual Meeting
Friday, March 4, 2011
9:30 a.m.
Lamberton Legion,
Lamberton, MN